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                                                                     EXHIBIT 21



                        SUBSIDIARIES OF THE REGISTRANT

   First National Bank of Cherokee, a bank chartered under the laws of the State of Georgia, located at 9860 Highway 92, P.O. Box 1238, Woodstock, Georgia 30188.